Exhibit 99

News Release
For Immediate Release

Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Second Quarter 2009 Results

VINELAND, NJ – July 20, 2009 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $8.8 million, or $0.38 net loss per diluted share, for the second quarter ended June 30, 2009, compared to net income of $2.3 million, or $0.10 per diluted share, for the second quarter of 2008.

For the six months ended June 30, 2009, the Company reported a net loss available to common shareholders of $9.6 million, or $0.42 net loss per diluted share, compared to net income of $6.5 million, or $0.27 per diluted share, in the prior year period.

The second quarter results include the following one-time items:

·
On April 8, 2009, the Company completed the repurchase of all 89,310 shares of preferred stock issued under the U.S. Treasury’s Capital Purchase Program (“CPP”) of the Troubled Assets Relief Program (“TARP”). As a result of the repayment, the Company recognized a $4.0 million acceleration of the accretion of original issuance discount (“OID”) and deferred issuance costs, in addition to the second quarter preferred dividend earned through the date of repurchase of $87,000, for a combined $4.1 million, or $0.18 per diluted share, charge to earnings available to common shareholders for the second quarter. The impact upon net income for the six months ended June 30, 2009 of the preferred dividends and accretion of the OID and deferred issuance costs was $5.4 million, or $0.23 per diluted share.

·
On May 22, 2009, the FDIC adopted a final rule imposing a 5 basis point special assessment based upon each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The Company recognized a charge of approximately $1.6 million, or $0.04 per diluted share, in the second quarter for this special assessment. The special assessment is payable on September 30, 2009.

·
The Company recognized a pre-tax impairment charge during the quarter of $4.6 million, or $0.12 per diluted share, due to further deterioration of underlying collateral on a pooled trust preferred security.  This security, which had an original cost basis of $7.0 million, had been previously written down $515,000 in accordance with the Financial Accounting Standards Board Staff Position on the recognition and presentation of other-than-temporary impairments, which the Company previously adopted in the first quarter of 2009.

Selected core operating highlights reflecting favorable performance in the second quarter include:

·
Second quarter net interest income of $24.3 million (tax-equivalent basis) compared favorably to $22.3 million for the linked first quarter 2009. The second quarter net interest margin increased to 3.01% compared to 2.74% for the linked first quarter 2009. Net interest income for the second quarter a year ago was $25.0 million and the net interest margin was 3.30%.

·
The average cost of interest-bearing deposits for the second quarter of 1.95% decreased 24 basis points over the linked first quarter 2009.  The yield on average loans of 4.83% for the second quarter increased 11 basis points over the linked first quarter 2009.

·
Total non-performing assets remained relatively low compared to industry trends at $74.1 million, or 2.70% of total loans and real estate owned, at June 30, 2009, compared to $64.3 million, or 2.34%, at March 31, 2009, and $34.1 million, or 1.29%, at June 30, 2008.

“The combined costs of completing our TARP repayment, funding the FDIC’s special deposit insurance assessment, and the further write down of the trust preferred security in our investment portfolio accounted for about $10.3 million pre-tax, or $0.34 per diluted share, and essentially offset income that we did produce,” said Thomas X. Geisel, president and chief executive officer.

“This unprecedented operating environment and the effects of the one-time charges we encountered can’t obscure the fact that our credit quality, in terms of our level of non-performers as a percentage of total loans, remains favorable compared to industry trends.”

“Furthermore, we have created positive momentum gathering and pricing core deposits, and originating and renewing loans across the portfolios, with an intense focus on profitability, as evidenced by the improvement in our linked-quarter net interest margin,” Geisel said.

Other key financial highlights include:

·	Total assets were $3.561 billion at June 30, 2009, compared to $3.425 billion at June 30, 2008 and $3.636 billion at March 31, 2009.
·
Total loans before allowance for loan losses were $2.734 billion at June 30, 2009, an increase of $96.6 million, or 3.7%, over total loans at June 30, 2008. Total loans on a linked quarter basis are essentially level. Commercial loans on average were essentially level on a linked quarter basis, residential mortgages increased on average 7.0% and home equity loans decreased on average 1.9%.

·
The loan loss provision for the quarter of $6.95 million, or 0.25% of average loans outstanding, compares to $6.5 million, or 0.25% of average loans outstanding, for the comparable prior year period and $4.0 million, or 0.15% of average loans outstanding, for the linked first quarter 2009. The allowance for loan losses to total loans was 1.62% at June 30, 2009 compared to 1.19% at June 30, 2008 and 1.44% at March 31, 2009. Total non-performing assets were $74.1 million at June 30, 2009, or 2.70% of total loans and real estate owned, compared to $34.1 million, or 1.29%, at June 30, 2008 and $64.3 million, or 2.34%, at March 31, 2009.  The allowance for loan losses to non-performing loans was 69.82% at June 30, 2009, compared to 97.30% at June 30, 2008 and 73.76% at March 31, 2009. Net charge-offs for the quarter of $2.0 million, or 0.07% of average loans outstanding, compared to $2.9 million, or 0.11% of average loans outstanding, for the comparable prior year quarter and $1.9 million, or 0.07% of average loans outstanding, for the linked first quarter 2009.

·
Total deposits were $2.876 billion at June 30, 2009, an increase of $93.3 million, or 3.4%, over total deposits at June 30, 2008 and a decrease of $54.6 million, or 1.9%, over the linked first quarter 2009. The decrease over the linked quarter is primarily from certificates of deposits as the Company aggressively lowered deposit interest rates while managing overall funding and liquidity. The average cost of interest-bearing deposits for the quarter of 1.95% decreased 24 basis points over the linked first quarter 2009.

·
Net interest income (tax-equivalent basis) of $24.3 million for the quarter compares to $25.0 million for the comparable prior year period and $22.3 million for the linked first quarter 2009. The net interest margin for the quarter increased to 3.01% compared to 2.74% for the linked first quarter 2009 and 3.30% for the comparable prior year period. The margin increase over the linked first quarter 2009 of 27 basis points reflects the Company’s focus on margin improvement initiatives on both sides of the balance sheet. The interest rate spread over the linked first quarter increased 35 basis points, with a yield increase of 10 basis points on interest-earnings assets offset by a decrease in the cost of interest-bearing liabilities of 25 basis points. Average interest-earning assets for the quarter of $3.2 billion decreased by 1.0% over the linked first quarter 2009. The decreasing margin trend through the linked first quarter 2009 was primarily attributable to the reduction in market interest rates, which caused interest-earning assets to re-price downward faster than interest-bearing liabilities. Additionally, as we have previously noted, the yield on total loans has been negatively impacted as approximately 50% of the total loan portfolio is variable rate indexed to LIBOR or prime rate.

·
Total operating non-interest income for the quarter of $6.3 million, which excludes the impairment charge of $4.6 million, decreased $1.5 million, or 19.4%, over the comparable prior year period and increased $691,000, or 12.3%, over the linked first quarter 2009.   The decrease over the prior year period was primarily attributable to a decrease in gain on derivative instruments of $952,000 due to a planned decline in transaction volume, a reduction in service charges on deposit accounts, such as NSF and overdraft fees, of $465,000, and a decrease in bank owned life insurance (BOLI) income of $211,000 due to lower yields earned on the separate account policy. These decreases were offset with an increase in gain on sale of loans of $282,000, primarily related to mortgages sold in the secondary market.  The increase over the linked first quarter 2009 was primarily due to an increase in gain on sale of mortgage loans of $348,000 as a result of an increase in refinancing volume, an increase in investment products income of $234,000, and an increase in service charges on deposit accounts of $52,000.

·
Total operating non-interest expense for the quarter of $27.7 million increased $4.7 million, or 20.7%, over the comparable prior year period and increased $3.8 million, or 16.1%, over the linked first quarter 2009.  The increase over the prior year period was primarily attributable to an increase in FDIC insurance of $2.4 million, which includes the $1.6 million special assessment, and $770,000 as a result of an increase in assessment rates, additional coverage under the Temporary Liquidity Guarantee Program (“TLGP”) and an overall increase in assessable deposits.  Salaries and benefits increased $933,000 primarily due to the addition of several key management and business line staff and increases in commissions and healthcare costs.  In addition, cost of real estate owned increased $627,000 which was primarily due to the recognition of a $558,000 net gain on the sale of three properties during the second quarter of 2008 and advertising expense increased $387,000 due to the recent “Switch to Sun” campaign.   The increase over the linked first quarter 2009 was also primarily attributable to an increase in FDIC insurance of $1.7 million, which includes the special assessment of $1.6 million.  In addition, salaries and benefits increased $1.3 million due to the addition of several key management and business line staff and an increase in healthcare costs, advertising expense increased $326,000 due to the recent “Switch to Sun” campaign, and problem loan costs increased $297,000.

·	The income tax benefit is a result of the pre-tax loss in combination with the relatively large levels of tax-free income earned on tax-exempt securities and BOLI policies.
·	The Company’s ratio of tangible equity to tangible assets was 6.33% at June 30, 2009 compared to 6.45% at June 30, 2008 and 6.11% and March 31, 2009.

The Company will hold its regularly scheduled conference call on Tuesday, July 21, 2009, at 11:30 a.m. (ET). Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a $3.6 billion asset bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 70 locations in New Jersey. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Profitability for the period:
Net interest income	$23,784	$24,564	$45,623	$49,227
Provision for loan losses	6,950	6,527	10,950	8,660
Non-interest income	1,732	7,802	7,053	15,177
Non-interest expense	27,650	22,913	51,467	46,878
(Loss) income before income taxes	(9,084)	2,926	(9,741)	8,866
Net (loss) income	(4,634)	2,329	(4,249)	6,512
Net (loss) income available to common shareholders	$(8,780)	$2,329	$(9,600)	$6,512

Financial ratios:
Return on average assets (1)	(0.51)%	0.28%	(0.23)%	0.39%
Return on average equity (1)	(5.01)%	2.53%	(2.09)%	3.55%
Return on average tangible equity (1),(2)	(8.23)%	4.27%	(3.25)%	6.01%
Net interest margin (1)	3.01%	3.30%	2.87%	3.32%
Efficiency ratio	108.36%	70.79%	97.70%	72.79%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	91.94%	70.79%	89.49%	72.52%

Earnings per common share (4):
Basic	$(0.38)	$0.10	$(0.42)	$0.27
Diluted	$(0.38)	$0.10	$(0.42)	$0.27

Average equity to average assets	10.25%	10.92%	11.23%	10.97%

	June 30,	December 31,
	2009	2008	2008
At period-end:
Total assets	$3,561,110	$3,424,968	$3,622,126
Total deposits	2,875,502	2,782,180	2,896,364
Loans receivable, net of allowance for loan losses	2,689,656	2,605,864	2,702,516
Investments	431,231	419,087	453,584
Borrowings	144,086	164,750	154,097
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	360,660	360,268	358,508

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.62%	1.19%	1.36%
Non-performing assets to gross loans and real estate owned	2.70%	1.29%	1.78%
Allowance for loan losses to non-performing loans	69.82%	97.30%	79.69%

Total capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	11.52%	11.50%	11.37%
Sun National Bank	11.06%	10.83%	10.84%
Tier 1 capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	10.27%	10.42%	10.17%
Sun National Bank	9.81%	9.75%	9.64%
Leverage ratio (5):
Sun Bancorp, Inc.	9.29%	9.57%	9.58%
Sun National Bank	8.87%	8.97%	9.10%

Book value (4)	$15.59	$15.25	$15.57
Tangible book value (4)	$9.35	$8.94	$9.20

(1) Amounts for the three and six months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.   Non-interest income for the three and six months ended June 30, 2009 exclude a net impairment loss on available for sale securities of $4.6 million and $4.8 million, respectively.  Non-interest income for the six months ended June 30, 2008 excludes a gain on the mandatory redemption of Visa stock of $207,000 .  Non-interest expense for the six months ended June 30, 2008 excludes a $250,000 executive sign-on incentive and $72,000 in lease buyout charges.

(4) Data is adjusted for a 5% stock dividend issued in May 2009.
(5) June 30, 2009 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	June 30,	December 31,
	2009	2008
ASSETS
Cash and due from banks	$53,020	$31,237
Interest-earning bank balances	2,846	26,784
Federal funds sold	-	412
Cash and cash equivalents	55,866	58,433
Investment securities available for sale (amortized cost - $418,700 and $444,628 at June 30, 2009 and December 31, 2008, respectively)	406,082	423,513
Investment securities held to maturity (estimated fair value - $9,646 and $13,601 at June 30, 2009 and December 31, 2008, respectively)	9,639	13,765
Loans receivable (net of allowance for loan losses - $44,316 and $37,309 at June 30, 2009 and December 31, 2008, respectively)	2,689,656	2,702,516
Restricted equity investments	15,510	16,306
Bank properties and equipment, net	52,502	48,642
Real estate owned, net	10,620	1,962
Accrued interest receivable	11,269	12,254
Goodwill	127,894	127,894
Intangible assets, net	16,414	18,769
Deferred taxes, net	16,476	16,707
Bank owned life insurance (BOLI)	76,578	75,504
Other assets	72,604	105,861
Total assets	$3,561,110	$3,622,126

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,875,502	$2,896,364
Federal funds purchased	87,500	71,500
Securities sold under agreements to repurchase - customers	17,398	20,327
Advances from the Federal Home Loan Bank of New York (FHLBNY)	15,805	42,081
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000
Obligation under capital lease	8,383	5,189
Junior subordinated debentures	92,786	92,786
Other liabilities	88,076	120,371
Total liabilities	3,200,450	3,263,618

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,089,310 shares authorized; none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 25,250,583 shares issued and 23,140,520 shares outstanding at June 30, 2009; 24,037,431 shares issued and 21,930,708 shares outstanding at December 31, 2008	25,251	24,037
Additional paid-in capital	361,095	351,430
Retained earnings	8,285	22,580
Accumulated other comprehensive loss	(7,788)	(13,377)
Deferred compensation plan trust	(21)	-
Treasury stock at cost, 2,106,723 shares at June 30, 2009 and December 31, 2008	(26,162)	(26,162)
Total shareholders' equity	360,660	358,508
Total liabilities and shareholders' equity	$3,561,110	$3,622,126

SUN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
INTEREST INCOME
Interest and fees on loans	$32,996	$37,890	$65,188	$78,285
Interest on taxable investment securities	3,706	3,807	7,936	7,990
Interest on non-taxable investment securities	882	843	1,726	1,604
Dividends on restricted equity investments	217	277	390	546
Interest on federal funds sold	-	66	-	97
Total interest income	37,801	42,883	75,240	88,522
INTEREST EXPENSE
Interest on deposits	12,405	15,957	26,335	34,270
Interest on funds borrowed	479	1,008	963	2,127
Interest on junior subordinated debentures	1,133	1,354	2,319	2,898
Total interest expense	14,017	18,319	29,617	39,295
Net interest income	23,784	24,564	45,623	49,227
PROVISION FOR LOAN LOSSES	6,950	6,527	10,950	8,660
Net Interest income after provision for loan losses	16,834	18,037	34,673	40,567
NON-INTEREST INCOME
Service charges on deposit accounts	3,096	3,561	6,140	6,954
Other service charges	79	75	161	153
Gain on sale of loans	693	411	1,038	835
Gain on derivative instruments	85	1,037	212	1,676
Investment products income	756	848	1,278	1,625
BOLI income	561	772	1,074	1,578
Net impairment losses on available for sale securities	(4,558)	-	(4,836)	-
Other	1,020	1,098	1,986	2,356
Total non-interest income	1,732	7,802	7,053	15,177
NON-INTEREST EXPENSE
Salaries and employee benefits	13,216	12,283	25,179	24,703
Occupancy expense	2,782	2,810	5,917	5,852
Equipment expense	1,685	1,666	3,223	3,290
Data processing expense	1,052	1,065	2,062	2,185
Amortization of intangible assets	1,178	1,178	2,355	2,355
Insurance expense	3,330	728	4,773	1,397
Professional fees	507	483	885	1,048
Advertising expense	871	484	1,416	1,183
Real estate owned expense, net	93	(534)	273	(525)
Other	2,936	2,750	5,384	5,390
Total non-interest expense	27,650	22,913	51,467	46,878
(LOSS) INCOME BEFORE INCOME TAXES	(9,084)	2,926	(9,741)	8,866
INCOME TAX (BENEFIT) EXPENSE	(4,450)	597	(5,492)	2,354
NET (LOSS) INCOME	(4,634)	2,329	(4,249)	6,512
Preferred stock dividend and discount accretion	4,146	-	5,351	-
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(8,780)	$2,239	$(9,600)	$6,512

Basic earnings per share (2)	$(0.38)	$0.10	$(0.42)	$0.27
Diluted earnings per share (2)	$(0.38)	$0.10	$(0.42)	$0.27
Weighted average shares – basic (2)	23,103,975	23,830,980	23,073,683	23,878,272
Weighted average shares – diluted (2)	23,138,215	24,371,330	23,095,433	24,481,106
(1) Total impairment losses on available for sale securities for the three and six months ended were $256,000 and $1,449,000, respectively, with a portion of the losses transferred from other comprehensive income, before taxes, of $4,302,000 and $3,387,000, respectively.
(2) Data is adjusted for a 5% stock dividend issued in May 2009.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2009	2009	2008	2008	2008
	Q2	Q1	Q4	Q3	Q2
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,240,368	$2,243,698	$2,234,202	$2,164,523	$2,146,163
Home equity	265,407	268,122	274,360	271,197	264,354
Second mortgage	73,856	78,589	84,388	85,734	83,720
Residential real estate	79,627	69,971	67,473	61,845	56,334
Other	74,714	77,638	79,402	82,840	86,783
Total gross loans	2,733,972	2,738,018	2,739,825	2,666,139	2,637,354
Allowance for loan losses	(44,316)	(39,406)	(37,309)	(34,120)	(31,490)
Net loans	2,689,656	2,698,612	2,702,516	2,632,019	2,605,864
Goodwill	127,894	127,894	127,894	127,894	127,894
Intangible assets, net	16,414	17,592	18,769	19,947	21,124
Total assets	3,561,110	3,635,697	3,622,126	3,425,379	3,424,968
Total deposits	2,875,502	2,930,084	2,896,364	2,873,378	2,782,180
Federal funds purchased	87,500	-	71,500	-	29,500
Securities sold under agreements to repurchase - customers	17,398	14,170	20,327	38,359	36,149
Advances from FHLBNY	15,805	16,096	42,081	19,551	38,877
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	55,000
Obligation under capital lease	8,383	5,171	5,189	5,207	5,224
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	360,660	447,984	358,508	357,282	360,268
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,236,745	$2,229,016	$2,195,218	$2,146,204	$2,099,090
Home equity	268,276	268,921	275,791	268,178	265,481
Second mortgage	75,967	81,854	85,530	84,404	82,604
Residential real estate	75,812	70,868	62,481	57,471	52,332
Other	75,133	79,324	81,426	84,116	86,198
Total gross loans	2,731,933	2,729,983	2,700,446	2,640,373	2,585,705
Securities and other interest-earning assets	491,348	527,318	476,305	461,276	450,888
Total interest-earning assets	3,223,281	3,257,301	3,176,751	3,101,649	3,036,593
Total assets	3,611,679	3,644,558	3,483,145	3,422,764	3,368,523
Non-interest-bearing demand deposits	431,836	397,237	407,151	435,249	430,568
Total deposits	2,975,358	2,936,452	2,916,153	2,837,147	2,755,778
Total interest-bearing liabilities	2,705,069	2,694,326	2,679,673	2,600,310	2,539,882
Total shareholders' equity	370,196	445,040	361,513	361,895	367,824

Capital and credit quality measures:
Total capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	11.52%	14.32%	11.37%	11.67%	11.50%
Sun National Bank	11.06%	10.99%	10.84%	11.02%	10.83%
Tier 1 capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	10.27%	13.07%	10.17%	10.51%	10.42%
Sun National Bank	9.81%	9.74%	9.64%	9.86%	9.75%
Leverage ratio (1):
Sun Bancorp, Inc.	9.29%	11.81%	9.58%	9.56%	9.57%
Sun National Bank	8.87%	8.80%	9.10%	8.97%	8.97%

Average equity to average assets	10.25%	12.21%	10.38%	10.57%	10.92%
Allowance for loan losses to total gross loans	1.62%	1.44%	1.36%	1.28%	1.19%
Non-performing assets to total gross loans and real estate owned	2.70%	2.34%	1.78%	1.87%	1.29%
Allowance for loan losses to non-performing loans	69.82%	73.76%	79.69%	71.80%	97.30%

Other data:
Net charge-offs	(2,040)	(1,903)	(4,428)	(1,093)	(2,941)
Non-performing assets:
Non-accrual loans	$55,801	$50,481	$42,233	$45,940	$31,323
Loans past due 90 days and accruing	7,675	2,945	4,587	1,583	1,042
Real estate owned, net	10,620	10,834	1,962	2,381	1,714
Total non-performing assets	$74,096	$64,260	$48,782	$49,904	$34,079
(1) June 30, 2009 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except share and per share data)
	2009	2009	2008	2008	2008
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Tax-equivalent interest income	$38,276	$37,894	$43,574	$43,426	$43,337
Interest expense	14,017	15,600	17,661	18,017	18,319
Tax-equivalent net interest income	24,259	22,294	25,913	25,409	25,018
Tax-equivalent adjustment	475	455	441	447	454
Provision for loan losses	6,950	4,000	7,617	3,723	6,527
Non-interest income excluding net gain on sale of branches and net impairment losses on available for sale securities	6,290	5,599	6,119	7,046	7,802
Net gain on sale of branches	-	-	11,454	-	-
Net impairment losses on available for sale securities	(4,558)	(278)	(7,497)	-	-
Non-interest expense excluding amortization of intangible assets	26,472	22,640	21,534	21,873	21,735
Amortization of intangible assets	1,178	1,177	1,178	1,177	1,178
(Loss) income before income taxes	(9,084)	(657)	5,219	5,235	2,926
Income tax (benefit) expense	(4,450)	(1,042)	966	1,106	597
Net (loss) income	(4,634)	385	4,253	4,129	2,329
Net (loss) income available to common shareholders	$(8,780)	$(820)	$4,253	$4,129	$2,329
Financial ratios:
Return on average assets (1)	(0.51)%	0.04%	0.49%	0.48%	0.28%
Return on average equity (1)	(5.01)%	0.35%	4.71%	4.56%	2.53%
Return on average tangible equity (1),(2)	(8.23)%	0.52%	7.94%	7.74%	4.27%
Net interest margin (1)	3.01%	2.74%	3.26%	3.28%	3.30%
Efficiency ratio	108.36%	87.69%	63.89%	72.01%	70.79%
Efficiency ratio, excluding non-operating incmoe and non-operating expense	91.94%	86.80%	71.89%	72.01%	70.79%
Per share data (3):
(Loss) earnings per common share:
Basic	$(0.38)	$(0.04)	$0.18	$0.18	$0.10
Diluted	$(0.38)	$(0.04)	$0.18	$0.17	$0.10
Book value	$15.59	$15.72	$15.57	$15.18	$15.25
Tangible book value	$9.35	$9.41	$9.20	$8.90	$8.94
Average basic shares (3)	23,103,975	23,043,056	23,323,693	23,512,826	23,830,980
Average diluted shares (3)	23,138,215	23,051,383	23,410,606	24,084,540	24,371,330
Operating non-interest income:
Service charges on deposit accounts	$3,096	$3,044	$3,263	$3,701	$3,561
Other service charges	79	82	82	82	75
Gain on sale of loans	693	345	204	286	411
Gain on derivative instruments	85	127	411	491	1,037
Investment products income	756	522	688	728	848
BOLI income	561	513	661	778	772
Other income	1,020	966	810	980	1,098
Total operating non-interest income	6,290	5,599	6,119	7,046	7,802
Non-operating income (4):
Net gain on sale of branches	-	-	11,454	-	-
Net impairment losses on available for sale securities recognized in earnings	(4,558)	(278)	(7,497)	-	-
Total non-operating income	(4,558)	(278)	3,957	-	-
Total non-interest income	$1,732	$5,321	$10,076	$7,046	$7,802
Operating non-interest expense:
Salaries and employee benefits	$13,216	$11,963	$10,643	$12,277	$12,283
Occupancy expense	2,782	3,135	2,919	2,912	2,810
Equipment expense	1,685	1,538	1,609	1,522	1,666
Data processing expense	1,052	1,010	1,120	1,154	1,065
Amortization of intangible assets	1,178	1,177	1,178	1,177	1,178
Insurance expense	3,330	1,443	901	745	728
Professional fees	507	378	745	542	483
Advertising expense	871	545	849	336	484
Real estate owned expense (income), net	93	180	(116)	13	(534)
Other expenses	2,936	2,448	2,864	2,372	2,750
Total operating non-interest expense	27,650	23,817	22,712	23,050	22,913
Total non-interest expense	$27,650	$23,817	$22,712	$23,050	$22,913
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend issued in May 2009.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30, 2009			For the Three Months Ended June, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,236,745	$26,107	4.67%	$2,099,090	$30,340	5.78%
Home equity	268,276	3,332	4.97	265,481	3,925	5.91
Second mortgage	75,967	1,226	6.46	82,604	1,335	6.46
Residential real estate	75,812	1,095	5.78	52,332	818	6.25
Other	75,133	1,236	6.58	86,198	1,472	6.83
Total loans receivable	2,731,933	32,996	4.83	2,585,705	37,890	5.86
Investment securities (3)	445,456	5,258	4.72	426,652	5,331	5.00
Interest-earning bank balances	45,892	22	0.19	9,929	50	2.01
Federal funds sold	-	-	-	14,307	66	1.85
Total interest-earning assets	3,223,281	38,276	4.75	3,036,593	43,337	5.71
Cash and due from banks	48,777			58,723
Bank properties and equipment, net	48,343			48,371
Goodwill and intangible assets, net	145,033			149,746
Other assets	146,245			75,090
Total non-interest-earning assets	388,398			331,930
Total assets	$3,611,679			$3,368,523

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,019,000	2,565	1.01%	$801,486	3,047	1.52%
Savings deposits	295,010	725	0.98	422,807	1,866	1.77
Time deposits	1,229,512	9,115	2.97	1,100,917	11,044	4.01
Total interest-bearing deposit accounts	2,543,522	12,405	1.95	2,325,210	15,957	2.75
Borrowed money:
Federal funds purchased	16,632	20	0.48	28,256	172	2.43
Securities sold under agreements to repurchase - customers	15,996	10	0.25	35,839	108	1.21
FHLBNY advances (4)	30,903	355	4.60	52,561	633	4.82
Obligation under capital lease	5,230	94	7.19	92,786	1,354	5.84
Junior subordinated debentures	92,786	1,133	4.88	5,230	95	7.27
Total borrowings	161,547	1,612	3.99	214,672	2,362	4.40
Total interest-bearing liabilities	2,705,069	14,017	2.07	2,539,882	18,319	2.89
Non-interest-bearing demand deposits	431,836			430,568
Other liabilities	104,578			30,249
Total non-interest bearing liabilities	536,414			460,817
Total liabilities	3,241,483			3,000,699
Shareholders' equity	370,196			367,824
Total liabilities and shareholders' equity	$3,611,679			$3,368,523

Net interest income		$24,259			$25,018
Interest rate spread (5)			2.68%			2.82%
Net interest margin (6)			3.01%			3.30%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.16%			119.56%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Six Months Ended June 30, 2009			For the Six Months Ended June 30, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,232,902	$51,184	4.58%	$2,068,319	$62,846	6.08%
Home equity	268,597	6,832	5.09	266,659	8,080	6.06
Second mortgage	78,894	2,533	6.42	81,711	2,653	6.49
Residential real estate	73,354	2,165	5.90	51,172	1,636	6.39
Other	77,217	2,474	6.41	86,400	3,070	7.11
Total loans receivable	2,730,964	65,188	4.77	2,554,261	78,285	6.13
Investment securities (3)	456,118	10,924	4.79	441,009	10,867	4.93
Interest-earning bank balances	52,927	58	0.22	10,009	137	2.74
Federal funds sold	189	-	-	9,087	97	2.13
Total interest-earning assets	3,240,198	76,170	4.70	3,014,366	89,386	5.93
Cash and due from banks	48,955			57,639
Bank properties and equipment, net	48,806			48,132
Goodwill and intangible assets, net	145,618			150,335
Other assets	144,851			76,821
Total non-interest-earning assets	387,830			332,927
Total assets	$3,628,028			$3,347,293

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,001,284	5,311	1.06%	$777,959	6,367	1.64%
Savings deposits	296,293	1,571	1.06	442,378	4,671	2.11
Time deposits	1,243,804	19,453	3.13	1,084,777	23,232	4.28
Total interest-bearing deposit accounts	2,541,381	26,335	2.07	2,305,114	34,270	2.97
Borrowed money:
Federal funds purchased	10,133	25	0.49	23,001	302	2.63
Securities sold under agreements to repurchase - customer	16,302	20	0.25	37,269	341	1.83
FHLBNY advances (4)	33,922	729	4.30	61,224	1,293	4.22
Obligations under capital lease	5,204	189	7.26	92,956	2,898	6.24
Junior subordinated debentures	92,786	2,319	5.00	5,239	191	7.29
Total borrowings	158,347	3,282	4.15	219,689	5,025	4.57
Total interest-bearing liabilities	2,699,728	29,617	2.19	2,524,803	39,295	3.11
Non-interest-bearing demand deposits	414,632			423,590
Other liabilities	106,257			31,788
Total non-interest-bearing liabilities	520,889			455,378
Total liabilities	3,220,617			2,980,181
Shareholders' equity	407,411			367,112
Total liabilities and shareholders' equity	$3,628,028			$3,347,293

Net interest income		$46,553			$50,091
Interest rate spread (5)			2.51%			2.82%
Net interest margin (6)			2.87%			3.32%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.02%			119.39%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.